Exhibit 5.1

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                             47, Avenue Hoche
FAX (212) 715-8000                                               75008 Paris
                                                                   France

                                January 31, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as corporate counsel to SF Holdings Group, Inc., a Delaware corporation (the "Registrant"). The Registrant has filed a
Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 95,995 shares (the "Shares") of Class D common stock, par value $0.001 per share, to be issued pursuant to the Registrant's Share Incentive Plan (the "Plan").

                  In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Registrant, and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to authentic original documents of all documents submitted to us as photostatic or conformed copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Registrant.

                  Based  upon  the  foregoing,  we are of the  opinion  that the
Shares covered by the Registration Statement, upon the issuance of such Shares upon the exercise of options granted pursuant to the Plan and payment therefor in accordance with the terms of such options and as stated in the Plan and at a purchase price not less than par value, will be validly issued, fully paid and non-assessable.
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                  We hereby  consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP

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